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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2005

Molecular Pharmacology (USA) Limited
(Exact name of Registrant as specified in charter)

Nevada	000-50156	71-0900799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8721 Santa Monica Boulevard, Los Angeles, California		90069-4507
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		888-327-4122

BLUE HAWK VENTURES, INC. 12880 Railway Avenue, Unit 35 Richmond, British Columbia V7E 6G4
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Distribution Agreement

Molecular Pharmacology (USA) Limited (the "Molecular") has entered into a distribution and supply agreement with Molecular Pharmacology Limited ("MPL"), dated October 13, 2005 (the "Agreement"). MPL is incorporated under the laws of Australia and is a wholly owned subsidiary company of Pharmanet Group Limited, an Australian company listed on the Australian Stock Exchange

The basic terms of the Agreement are as follows:

  MPL has granted exclusive distribution rights to Molecular to distribute, market, promote, detail, advertise and sell certain "Licensed Products", as defined in the Agreement, with metallo-polypeptide analgesic as an active ingredient, in the United States (excluding its territories and possessions);
  Molecular is required to pay MPL one thousand dollars ($1,000) upon the date of execution of the Agreement; and one hundred thousand dollars ($100,000) six (6) months from the date of execution of the Agreement or the date that any Licensed Product is available and ready for distribution and sale in commercial quantities in the United States under the terms of the Agreement (the "Commencement Date"), whichever occurs first;
  Molecular is also required to pay MPL a royalty of 5% as set out in the Agreement;
  MPL will supply all licensed products to Molecular under the Agreement;
  MPL is responsible for obtaining all necessary regulatory approvals for the licensed product in the United States; and
  the Agreement is for a one year term from the "Commencement Date" and may be automatically extended by successive one-year periods, unless at least three (3) months prior to the renewal date, as defined in the Agreement, either party advises the other party that it elects not to permit the extension of the term.

A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS: APPOINTMENT OF PRINCIPAL OFFICERS

Messrs. Byron G. Cox and Brian C. Doutaz have resigned from their positions as directors and officers of Molecular. Mr. Byron G. Cox held the office of President, Chief Executive Officer, Principal Executive Officer and was a Member of the Board of Directors of Molecular.  Mr. Brian C. Doutaz held the office Secretary, Treasurer, Chief Financial Officer, Principal Financial Officer and was a Member of the Board of Directors of Molecular. The resignations of Messrs. Cox and Doutaz are effective as 5:00 P.M., Pacific Standard Time on October 13, 2005. Messrs. Cox and Doutaz did not resign due to any disagreement with Molecular on any matter related to its operations, policies or practices.

The Board of Directors of Molecular on October 13, 2005, elected Mr. Ian Downs as a director effective immediately. Mr. Downs has also been appointed President, Chief Executive Officer, Chief Financial Officer and Secretary Molecular effective as 5:00 P.M., Pacific Standard Time on October 13, 2005. Mr. Downs is fifty-seven (57) years of age. From 1999 to 2003, Mr. Downs was the President and sole shareholder of Barton of Canada (1985) Ltd. ("Barton"). Barton was an importer and distributor of consumer products. In 2003, Mr. Downs commenced a wind down of Barton's business operation which was completed in 2005. Mr. Downs has not acted in any capacity of director or officer with a reporting company in past five years.

There is no family relationship among the above officers and directors.

There are no relationships or related transactions required to be disclosed concerning Mr. Downs.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired. N/A

(b) Pro forma financial information. N/A

(c) Exhibits.

As described in Item 2.01 of this Report, the following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Distribution and Supply Agreement date October 13, 2005
17.1	Resignation of Byron G. Cox
17.2	Resignation of Brian C. Doutaz
99.1	Press Release dated October 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REGISTRANT

By:

/s/ Brian C. Doutaz

_________________________________
Brian C. Doutaz, Secretary, Treasurer,
Chief Financial Officer and Director

Dated: October 13, 2005